EXHIBIT 10.5

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF

DUKE REALTY LIMITED PARTNERSHIP

The undersigned, as the General Partner of Duke Realty Limited Partnership (the “Partnership”), hereby amends the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as heretofore amended (the “Partnership Agreement”), pursuant to Section 9.05(b) of the Partnership Agreement as follows:

1.             Amendment of Section 7.01(d).  Subsection 7.01(d) of the Partnership Agreement is amended to read as follows:

(d)           Simultaneously with any transfer of Units described in Section 7.01(c), the General Partner shall amend this Agreement as necessary, in order to effect such transfer of Units and the admission of the New Limited Partner or substituted New General Partner, as the case may be. The General Partner shall execute and deliver such amended Agreement and will be bound by and agree to perform and comply with all the provisions imposing obligations or limitations on the General Partner (in its capacity as a General Partner, Limited Partner, or REIT, as the case may be) and will guarantee to the Limited Partners (and not to any Person that it is not a party to the Agreement) the due and punctual performance by the New Limited Partner or the New General Partner, as the case may be, of all of the New Limited Partner’s or New General Partner’s obligations thereunder.

2.             Amendment of Exhibit A.  Exhibit A to the Partnership Agreement is amended with respect to the General Partner’s ownership interest to reflect a change in the number of units held by the General Partner to 1,484,380 units, and the admission of Duke Acquisition, Inc. as a New Limited Partner holding 129,932,554 units.

3.             Amendment of Exhibit C.  Exhibit C to the Partnership Agreement is amended by deleting Exhibit C in its entirety and substituting therefor the attached Exhibit C.

4.             Other Provisions.  In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby.  Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

EXHIBIT C

NOTICE OF REDEMPTION RIGHT EXERCISE

Date:  _________________, 200_

As of the date written above, the undersigned limited partner hereby irrevocably (i) elects to exercise the redemption right with respect to an aggregate of _______ limited partnership units (“Units”) in Duke Realty Limited Partnership (“DRLP”) in accordance with Section 7.07 of the Second Amended and Restated Agreement of Limited Partnership of DRLP (the “Partnership Agreement”), (ii) surrenders such Units and all right, title and interest as further amended therein to Duke Realty Corporation (the “Corporation”), and (iii) directs that the shares of Duke Realty Corporation (“REIT Shares”) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and that such REIT Shares be registered in the name(s) and at the address(es) specified below.  The undersigned limited partner acknowledges that the Corporation will purchase the Units in accordance with Section 7.07(b) of the Partnership Agreement, that the purchase is a taxable transaction, and that the undersigned has considered the tax ramifications of the redemption after consultation with a tax advisor.

The undersigned limited partner acknowledges that DRLP is required to pay to certain States, on behalf of such limited partner, income tax payments with respect to State taxable income allocable to the limited partner. DRLP has estimated the amount of the required State tax payments and withheld such amounts from distributions periodically paid to the limited partner.  Within 30 days of filing the applicable tax return with such State, DRLP agrees to pay to the limited partner any amounts withheld from the distributions in excess of the required tax payments. To the extent the required tax payments by DRLP to the States are more than the amounts withheld from the distributions, the undersigned limited partner agrees to reimburse DRLP for such excess tax payments. The undersigned agrees to pay DRLP such reimbursement within 30 days of a written request by DRLP. Any such request shall be accompanied by documentation of the actual amount of the tax withholdings and the required State tax payments.

Issue REIT Shares as a physical Certificate to:	Deliver REIT Shares via the DWAC System to:

___________________________	___________________________
Name	Brokerage

___________________________	___________________________
Street Address	DTC Contact Name